UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	January 6, 2015

OGE ENERGY CORP.
(Exact Name of Registrant as Specified in Its Charter)

Oklahoma
(State or Other Jurisdiction of Incorporation)

1-12579	73-1481638
(Commission File Number)	(IRS Employer Identification No.)

321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma	73101-0321
(Address of Principal Executive Offices)	(Zip Code)

405-553-3000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

* Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
* Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
* Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
* Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

OGE Energy Corp. (the "Company") is the parent company of Oklahoma Gas and Electric Company, a regulated electric utility with approximately 813,000 customers in Oklahoma and western Arkansas. In addition, OGE holds a 26.3 percent limited partner interest and a 50 percent general partner interest in Enable Midstream Partners, LP.
On January 7, 2015, the Company issued a press release and Enable Midstream Partners, LP filed a report on Form 8-K announcing Keith Mitchell's resignation as Executive Vice President and Chief Operating Officer of Enable GP, LLC, the general partner of Enable Midstream Partners, LP and the appointment of Mr. Mitchell as Chief Operating Officer of Oklahoma Gas and Electric Company.

Mr. Mitchell, 52, has served as Chief Operating Officer of Enable GP, LLC since July 2013. From 2011 to August 2013, Mr. Mitchell was President and Chief Operating Officer of Enogex Holdings and President of Enogex LLC. From 2008 to 2011, Mr. Mitchell was Senior Vice President and Chief Operating Officer of Enogex LLC.

For further information, see the attached press release which is furnished as Exhibit 99.01 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.01	Press release dated January 7, 2015, announcing Keith Mitchell to join Oklahoma Gas and Electric as chief operating officer

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OGE ENERGY CORP.
(Registrant)

By:	/s/ Scott Forbes
Scott Forbes
Controller and Chief Accounting Officer

January 7, 2015